SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – March 11, 2008

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-24341	54-18652710
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Bala Plaza, Suite 300 Bala Cynwyd, Pennsylvania	19004
(Address of Principal Executive Offices)	(Zip Code)

(610) 660-7817

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 11, 2008, Central European Distribution Corporation (the “Company”) and certain of its affiliates entered into a Share Sale and Purchase Agreement (the “SPA”) and certain other agreements with White Horse Intervest Limited, a British Virgin Islands Company (“Seller”), and certain of Seller’s affiliates, relating to the Company’s acquisition from Seller of 85% of the share capital of Copecresto Enterprises Limited, a Cypriot company (“Copecresto”). After the consummation of certain reorganization transactions contemplated by the SPA (the “Reorganization Transactions”), Copecresto will hold various beverage production and distribution assets in Russia, including the “Parliament” and “999,9” vodka brands.

Pursuant to these agreements, on March 13, 2008 the Company acquired 85% of the share capital of Copecresto for $180,335,257 in cash (the “Cash Consideration”) and 2,238,806 shares of common stock, par value $0.01, of the Company (the “Share Consideration”). The delivery of 250,000 shares of the Share Consideration and $15,000,000 of the Cash Consideration was deferred pending the consummation of certain of the Reorganization Transactions. In connection with this acquisition, the Company entered into a Shareholders Agreement, dated March 13, 2008, with Seller and Copecresto, pursuant to which the parties set out their rights, duties and obligations with respect to Copecresto and certain matters relating to the business, financing, conduct and management of Copecresto. The Company also granted Direct Financing Limited, a British Virgin Island Company and affiliate of Seller (“Direct Financing”), certain registration rights with regard to the Share Consideration and entered into certain supplemental agreements which are meant to govern the business relationship of the parties in the production and distribution of vodka products prior to the final consummation of all of the Reorganization Transactions.

Each of the material agreements relating to these transactions is summarized in greater detail below.

Share Sale and Purchase Agreement

On March 11, 2008, the Company entered into the SPA, by and among the Company, Seller, William V. Carey, Chairman, President and Chief Executive Officer of the Company, and Bols Sp. z o.o. (“Bols”), a Polish limited liability company and wholly-owned subsidiary of the Company. Under the terms of the SPA, on that same date the Company acquired 85% of the share capital of Copecresto for an aggregate consideration of $180,335,257 and the Share Consideration, though delivery of 250,000 shares of the Share Consideration and $15,000,000 of the Cash Consideration was deferred pending the consummation of certain of the Reorganization Transactions. In addition, pursuant to the SPA, the parties agreed to undertake the Reorganization Transactions and the Company granted to Seller the right to nominate one director to the Company’s board of directors. The SPA contains customary representations, warranties and covenants for a transaction of this type. A copy of the SPA is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Shareholders Agreement

In connection with the execution of the SPA, the Company, Bols, Seller and Copecresto also entered into a Shareholders Agreement dated March 13, 2008 (the “Shareholders Agreement”). The Shareholders Agreement governs the future management of Copecresto and the rights and responsibilities of the Company and Seller as the joint owners of Copecresto’s share capital. Copecresto will be managed by five directors. Seller will be entitled under the Shareholders Agreement to appoint two directors and CEDC will be entitled to appoint three directors and to name the chairman.

Under the Shareholders Agreement, certain actions may not be taken by Copecresto without the approval of the Seller-appointed directors, including, but not limited to, entering into voluntary liquidation, entering into agreements that will cause certain expenditures of Copecresto to exceed certain prescribed amounts, acquiring any interest in the share capital of any other company and entering into any agreements with any shareholder. Furthermore, the Shareholders Agreement requires the vote of Seller for Copecresto to take certain other actions, including, but not limited to, amending its Articles of Association or Memorandum of Association, disposing of a material part of its business, entering into a merger transaction, carrying out any restructuring or creating any shares or securities and increasing the number of directors or changing the number of directors that may be appointed pursuant to the Shareholders Agreement.

Pursuant to the Shareholders Agreement, the Company has the right to acquire from Seller all shares of Copecresto’s capital stock held by Seller for a fixed price (the “Call Right”) during the period commencing on the seven-year anniversary of the execution of the Shareholders Agreement and ending upon the earlier of (1) the ten year anniversary of the final consummation of the Reorganization Transactions and (2) the delivery of a notice of default under the Shareholders Agreement or a delivery of notice of Seller’s exercise of the Put Right (described below). Seller also has the right to cause the Company to acquire all shares of Copecresto’s capital stock held by Seller at a fixed price (the “Put Right”) during the period commencing on the three-year anniversary of the execution of the Shareholders Agreement and ending upon the earlier of (1) the ten year anniversary of the final consummation of the Reorganization Transactions and (2) the delivery of a notice of default under the Shareholders Agreement or a delivery of notice of the Company’s exercise of the Call Right.

Under the Shareholders Agreement, the parties have agreed to certain restrictions on the transfer of the capital stock of Copecresto. Except for transfers to certain affiliates, no shareholder may transfer any share of Copecresto’s capital stock prior to the ten-year anniversary of the final consummation of the Reorganization Transactions (the “Lock-Up Date”). In addition, the non-transferring shareholders have a right of first refusal on any transfers occurring after the Lock-Up Date. Furthermore, Seller has tag-along rights in any transfer of shares held by CEDC after the Lock-Up Date. A copy of the Shareholders Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Registration Rights Agreement

The disclosure required in connection with this agreement is included in Item 3.02 and is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets

To the extent required by Item 2.01 of Form 8-K, the information contained in Item 1.01 of this Current Report is hereby incorporated by reference herein.

Item 3.02	Unregistered Sale of Equity Securities

In connection with, and as consideration for, the transactions contemplated by the SPA, the Company has issued the Share Consideration to Seller, less 250,000 shares, the delivery of which was deferred pending the consummation of certain of the Reorganization Transactions. The Share Consideration was negotiated between the Company and Seller in connection with the negotiation of the SPA. The offering of the Share Consideration was made only to persons who are not “U.S. Persons” as defined in Rule 902 under Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”). The Share Consideration has not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States in the absence of an effective registration statement or an exemption from the registration requirements of the Securities Act. The Company relied on the exemption from the registration requirements of the Securities Act set forth under Regulation S and the rules and regulations promulgated thereunder.

In connection with the offering of the Share Consideration, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”), dated March 13, 2008, with Direct Financing, pursuant to which the Company granted Direct Financing certain registration rights with respect to the Share Consideration. A copy of the Registration Rights Agreement is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

After the closing of the transactions described above, the board of directors of the Company elected Mr. Sergey Kupriyanov, a stockholder of Seller and Direct Financing, to serve as a director effective March 13, 2008. For his service as a director, Mr. Kupriyanov will receive fees pursuant to the compensation arrangements provided to the Company’s other directors, which include a March 13, 2008 grant of options to purchase 5,000 shares of the Company’s common stock at an exercise price of $54.89 (the closing share price of the Company’s common stock on the day before the grant), which options will vest in two years and have a ten-year term. Mr. Kupriyanov also has been named one of five directors of Copecresto, for which he will receive no compensation. In addition, it is expected that Mr. Kupriyanov will enter into an employment agreement with OOO Parliament Distribution (“Distribution”), a wholly-owned subsidiary of Copecresto, to serve as Distribution’s general director. Pursuant to this employment agreement, for his services as Distribution’s general director, it is expected that Mr. Kupriyanov will receive an annual salary of 12,500,000 Russian Rubles, which has a value of approximately $531,000 based on current exchange rates. Mr. Kupriyanov is a resident of Moscow, Russia and has been involved in the production and distribution of alcohol products through affiliates of the Seller since 1991. To the extent required by Item 5.02 of Form 8-K, the information contained in Item 1.01 of this Current Report is hereby incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Share Sale and Purchase Agreement, dated March 11, 2008, by and among White Horse Intervest Limited, William V. Carey, Central European Distribution Corporation, and Bols Sp. z o.o.

4.1	Registration Rights Agreement, dated March 13, 2008, by and between Central European Distribution Corporation and Direct Financing Limited.

10.1	Shareholders Agreement, dated March 13, 2008, among White Horse Intervest Limited, Bols Sp. z o.o., Central European Distribution Corporation and Copecresto Enterprises Limited.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Central European Distribution Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

By:	/s/ Chris Biedermann
Chris Biedermann
Vice President and Chief Financial Officer

Date: March 17, 2008

EXHIBIT INDEX

Exhibit No.	Description
2.1	Share Sale and Purchase Agreement, dated March 11, 2008, by and among White Horse Intervest Limited, William V. Carey, Central European Distribution Corporation, and Bols Sp. z o.o.

4.1	Registration Rights Agreement, dated March 13, 2008, by and between Central European Distribution Corporation and Direct Financing Limited.

10.1	Shareholders Agreement, dated March 13, 2008, among White Horse Intervest Limited, Bols Sp. z o.o., Central European Distribution Corporation and Copecresto Enterprises Limited.